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                                                                    EXHIBIT 11.1

                 STATEMENT RE: COMPUTATION OF PER SHARE LOSSES

                                                                     YEAR ENDED JUNE 30,
                                                               --------------------------------
                                                                 1996        1995        1994
                                                               --------     -------     -------
                                                                        (IN THOUSANDS)
Weighted average common shares outstanding...................    20,752      20,389      19,526
Common and common equivalent shares from stock options.......        --         464       1,085
                                                                 ------       -----       -----
Shares used in per share calculation.........................    20,752      20,853      20,611
                                                                 ------       -----       -----
Net income (loss)............................................  $(59,981)    $ 9,008     $ 8,979
                                                                 ------       -----       -----
Net income (loss) per share..................................  $  (2.89)    $   .43     $   .44
                                                                 ------       -----       -----